Exhibit 99.1

Investor and Media Inquiries: David Pitts Argot Partners 212-600-1902	Eric Bjerkholt Sunesis Pharmaceuticals Inc. 650-266-3717

Sunesis Pharmaceuticals Appoints Steve Carchedi to Board of Directors

SOUTH SAN FRANCISCO, Calif., (June 11, 2013) – Sunesis Pharmaceuticals, Inc. (NASDAQ: SNSS) today announced that Steve Carchedi has been appointed to the Sunesis Board of Directors, effective immediately.

Currently, Mr. Carchedi serves as the President, Commercial Operations for Mallinckrodt Specialty Pharmaceuticals, the Pharmaceuticals business of Covidien plc. Having held key positions at several leading multinational pharmaceutical companies, Mr. Carchedi brings more than 30 years of commercial industry experience focused in Oncology, Neurology, Urology, Endocrinology and Cardiology. Previously, he served as Chief Marketing Officer for General Electric (GE) Healthcare-MDx where he was responsible for leading worldwide marketing for GE’s Medical Diagnostics business. Prior to joining GE Healthcare, Mr. Carchedi held senior commercial leadership positions at Endo Pharmaceuticals, Enzon Pharmaceuticals and McNeil Specialty Pharmaceuticals, a subsidiary of Johnson & Johnson. Mr. Carchedi also held the position of Global Marketing Leader for Johnson & Johnson Oncology, where he led the worldwide product launch of VELCADE® (bortezomib). Before joining Johnson & Johnson, Mr. Carchedi played a key role in commercializing a number of oncology products, including GEMZAR® (gemcitabine) at Eli Lilly & Company, as well as TAXOL® (paclitaxel) and PARAPLATIN® (carboplatin) at Bristol Myers Squibb.

“Steve’s extensive experience in oncology drug development and commercialization will be invaluable to Sunesis as we prepare for our future commercial and regulatory milestones,” stated Daniel Swisher, Chief Executive Officer of Sunesis. “We welcome Steve to our Board and look forward to his contributions as we advance the VALOR trial to completion and prepare the market for an anticipated launch of vosaroxin in AML.”

“I am delighted to be joining the talented and dedicated team at Sunesis as a Board member,” stated Mr. Carchedi. “Vosaroxin has transformative potential in the AML treatment landscape, and I look forward to sharing my expertise in helping commercialize this exciting oncology candidate and to contributing to the future growth of the company.”

In addition to his industry experience, Mr. Carchedi currently serves on the Board of Directors of BioNumerick Pharmaceuticals, on the Strategic Advisory Board for PCAsso Diagnostics LLC, and as Co-Chair of BioNJ’s Personalized Medicine & Diagnostics Committee. Mr. Carchedi received a B.S. in Marketing from West Chester University and an MBA in Marketing from Drexel University.

About Sunesis Pharmaceuticals

Sunesis is a biopharmaceutical company focused on the development and commercialization of new oncology therapeutics for the treatment of solid and hematologic cancers. Sunesis has built a highly experienced cancer drug development organization committed to advancing its lead product candidate, vosaroxin, in multiple indications to improve the lives of people with cancer. For additional information on Sunesis, please visit http://www.sunesis.com.

SUNESIS and the logos are trademarks of Sunesis Pharmaceuticals, Inc.

This press release contains forward-looking statements, including statements related to Sunesis’s overall strategy and the design, conduct, progress, timing and results of the VALOR trial and Sunesis’ other clinical programs. Words such as “advance”, “anticipate”, “potential,” “prepare,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Sunesis’ current expectations. Forward-looking statements involve risks and uncertainties. Sunesis’ actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to Sunesis’ need for substantial additional funding to complete the development and commercialization of vosaroxin, risks related to Sunesis’ ability to raise the capital that it believes to be accessible and is required to fully finance the development and commercialization of vosaroxin, the risk that raising funds through lending arrangements may restrict our operations or produce other adverse results, the risk that Sunesis’ development activities for vosaroxin could be otherwise halted or significantly delayed for various reasons, the risk that Sunesis’ clinical studies for vosaroxin may not demonstrate safety or efficacy or lead to regulatory approval, the risk that data to date and trends may not be predictive of future data or results, the risk that Sunesis’ nonclinical studies and clinical studies may not satisfy the requirements of the FDA, European Commission or other regulatory agencies, risks related to the conduct of Sunesis’ clinical trials, risks related to the manufacturing of vosaroxin and supply of the active pharmaceutical ingredients required for the conduct of the VALOR trial, the risk of third party opposition to granted patents related to vosaroxin, and the risk that Sunesis’ proprietary rights may not adequately protect vosaroxin. These and other risk factors are discussed under “Risk Factors” and elsewhere in Sunesis’ Annual Report on Form 10-K for the year ended December 31, 2012, Sunesis’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and Sunesis’ other filings with the Securities and Exchange Commission. Sunesis expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Sunesis’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.